EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1 (this “Amendment”) dated as of December 29, 2014 among NEW MOUNTAIN FINANCE CORPORATION (the “Borrower”), the Lenders party hereto and GOLDMAN SACHS BANK USA, in its capacity as Administrative Agent (the “Agent”) under the Credit Agreement referred to below.

The Borrower is party to the Senior Secured Revolving Credit Agreement, dated as of June 4, 2014, among the Borrower, the Lenders party thereto, the Agent, and Goldman Sachs Bank USA, as Syndication Agent (as amended, amended and restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”).

The Borrower and the Lenders wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement as amended hereby and together with all amended exhibits and updated schedules and appendices thereto are used herein as defined therein.

Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, and effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 is amended by amending and restating the last two sentences of the definition of “Multicurrency Commitment” as follows:

“The amount of each Lender’s Multicurrency Commitment is set forth on Schedule 1.01(b), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Commitment, as applicable.  The aggregate amount of the Lenders’ Multicurrency Commitments as of December 29, 2014 is $80,000,000.”

(b)                                 Section 5.13 is amended as follows:

(i)                                     by adding the following new paragraphs in proper order:

(f) the Advance Rate applicable to that portion of the aggregate Value of the five largest Portfolio Investments exceeding 50% of the aggregate Value of all Portfolio Investments as of the end of the most recent quarter shall be 0%;

(g) the Advance Rate applicable to that portion of the aggregate Value of unsecured Portfolio Investments exceeding 50% of the aggregate Value of all Portfolio Investments as at the end of the

most recent quarter shall be 0% (Cash being excluded solely for the purposes of calculating amounts pursuant to this clause (g));

(h) the Advance Rate applicable to that portion of the aggregate Value of the Portfolio Investments in Performing Cash Pay Preferred Stock exceeding 25% of the aggregate Value of all Portfolio Investments as of the end of the most recent quarter shall be 0%;

(ii)                                     by re-designating paragraphs (f), (g), (h), (i), (j) and (k) as (i), (j), (k), (l), (m) and (n), respectively; and

(iii)                                 by amending and restating the table following the definition of “Advance Rate” as follows:

Portfolio Investment Unquoted		Quoted
Cash and U.S. Government Securities with maturities less than one year	100%	n.a.
U.S. Government Securities with maturities greater than one year	95%	n.a.
Performing First Lien Bank Loans	85%	75%
Performing Unitranche Loans	80%	70%
Performing Second Lien Bank Loans	75%	65%
Performing Cash Pay High Yield Securities	70%	60%
Performing Cash Pay Secured Bonds	70%	60%
Performing Cash Pay Mezzanine Securities	65%	55%
Performing Non-Cash Pay High Yield Securities	60%	50%
Performing Non-Cash Pay Secured Bonds	60%	50%
Performing Non-Cash Pay Mezzanine Securities	55%	45%
Performing Cash Pay Preferred Stock	65%	55%
Performing Non-Cash Pay Preferred Stock	55%	45%
Performing Common Equity (and zero cost or penny warrants with performing debt)	30%	20%
Non-Performing First Lien Bank Loans	0%	0%
Non-Performing Second Lien Bank Loans	0%	0%
Non-Performing Cash Pay Mezzanine Securities	0%	0%
Non-Performing High Yield Securities	0%	0%
Non-Performing Secured Bonds	0%	0%
Non-Performing Common Equity	0%	0%

(iv)                              by adding the following new definitions in proper order:

“Non-Performing Secured Bonds” means Secured Bonds other than Performing Secured Bonds.

“Performing Cash Pay Secured Bonds” means Secured Bonds (a) as to which, at the time of determination, not less than 2/3rds of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semiannual or annual period (as applicable) is payable in cash and (b) which are Performing.

“Performing Non-Cash Pay Secured Bonds” means Performing Secured Bonds other than Performing Cash Pay Secured Bonds.

“Secured Bonds” means bonds that are entitled to the benefit of a lien and perfected security interest on specified assets of the respective issuer and guarantors obligated in respect thereof.

(c)                                  Schedule 1.01(b) to the Credit Agreement is amended and restated in the form of Annex I attached hereto.

(d)                                 Exhibit A to the Credit Agreement is amended by replacing “$50,000,000” with “$80,000,000”.

Section 3.  Commitment Increase.  Pursuant to Section 2.08(e) of the Credit Agreement, each Increasing Lender set forth on Annex II hereto under the heading “Increasing Lender” hereby agrees to make a Multicurrency Commitment in the amount set forth opposite the name of such Increasing Lender in Annex II hereto, such Multicurrency Commitment to be effective on the Amendment Effective Date; provided that each Increasing Lender shall have received its upfront fee set forth on Annex II.

Section 4.  Representations and Warranties.  The Borrower represents and warrants to each Lender and the Agent that on the Amendment Effective Date (a) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date and (ii) no Default or Event of Default has occurred and is continuing on the Amendment Effective Date.

Section 5.  Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall not become effective until the date (the “Amendment Effective Date”) on which the conditions below are satisfied, each of which shall be reasonably satisfactory to the Agent:

(a)                                 Execution.  The receipt by the Agent of counterparts of this Amendment executed by the Borrower, the Agent (in its capacity as Administrative Agent) and Lenders party to the Credit Agreement.

(b)                                 Commitment Increase Request.  The receipt by the Agent of a written request of the Borrower that the Commitments under the Credit Agreement be increased, which notice shall specify each existing Lender that shall have agreed to an additional Commitment and the date on which such increase is to be effective.

(c)                                  Officer’s Certificate.  The receipt by the Agent of a certificate, dated the Amendment Effective Date and signed by a Financial Officer of the Borrower, confirming that (i) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Amendment Effective Date, or as to any such representation or warranty that refers to a specific date, as of such specific date, and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or shall result from the transactions contemplated by this Amendment.

The effectiveness of this Amendment is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Agent in connection herewith, including the upfront fees set forth on Annex II and, to the extent invoiced at least two Business Days prior to the required payment date, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment.

The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date promptly upon its occurrence, and such notice shall be conclusive and binding.

Section 6.  Miscellaneous.  Except as specifically herein provided, the Credit Agreement and the other Loan Documents are in full force and effect and are hereby in all respects ratified and confirmed.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart to this Amendment.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

NEW MOUNTAIN FINANCE CORPORATION

By	/s/ David Cordova
Name: David Cordova
Title: Chief Financial Officer

GOLDMAN SACHS BANK USA,
as Administrative Agent and a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Annex I

SCHEDULE 1.01(b)

Commitments

Lender	Commitment

Goldman Sachs Bank USA	$48,000,000

Morgan Stanley Bank, N.A.	$32,000,000

Annex II

Increasing Lender	Additional Commitment	Upfront Fee
Goldman Sachs Bank USA	$18,000,000 (Multicurrency)(1)	$45,000
Morgan Stanley Bank, N.A.	$12,000,000 (Multicurrency)(2)	$30,000

(1)  As of the Amendment Effective Date, Goldman Sachs Bank USA’s total Commitment under the Credit Agreement will be $48,000,000.

(2)  As of the Amendment Effective Date, Morgan Stanley Bank, N.A.’s total Commitment under the Credit Agreement will be $32,000,000.